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                                                                EXHIBIT 99.14(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Fiscal Year End and Financial Statements" and to the incorporation by reference of our report dated December 17, 2001 with respect to the financial statements of the ABN AMRO Funds in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement of Independence One Funds filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933.


                                             ERNST & YOUNG LLP


Chicago, Illinois
February 4, 2002